PART IV
ITEM 15. Exhibits and Financial Statement Schedules

EXHIBIT 23 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-228930 and 333-228931) of Cigna Corporation of our reports dated February 28, 2019 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Hartford, Connecticut February 28, 2019
E-4 CIGNA CORPORATION - 2018 Form 10-K